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                         KOSAN BIOSCIENCES INCORPORATED

            THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                           DATED AS OF MARCH 30, 2000


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                                TABLE OF CONTENTS

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                                                                                                               PAGE
Section 1 Restrictions on Transferability of Securities; Compliance with Securities Act...........................2

1.1      CERTAIN DEFINITIONS......................................................................................2

1.2      RESTRICTIONS ON TRANSFERABILITY..........................................................................3

1.3      RESTRICTIVE LEGENDS......................................................................................3

1.4      NOTICE OF PROPOSED TRANSFERS.............................................................................4

1.5      REQUESTED REGISTRATION...................................................................................5

1.6      COMPANY REGISTRATION.....................................................................................7

1.7      REGISTRATION ON FORM S-3.................................................................................8

1.8      EXPENSES OF REGISTRATION.................................................................................9

1.9      INDEMNIFICATION.........................................................................................10

1.10     Information of Holder; Copies of Prospectus.............................................................12

1.11     OBLIGATIONS OF THE COMPANY..............................................................................12

1.12     RULE 144 REPORTING......................................................................................13

1.13     TRANSFER OF REGISTRATION RIGHTS.........................................................................14

1.14     STANDOFF AGREEMENT......................................................................................14

Section 2 Miscellaneous..........................................................................................14

2.1      TRANSFER; SUCCESSORS AND ASSIGNS........................................................................14

2.2      GOVERNING LAW...........................................................................................15

2.3      COUNTERPARTS............................................................................................15

2.4      TITLES AND SUBTITLES....................................................................................15

2.5      NOTICES.................................................................................................15

2.6      TERMINATION.............................................................................................15


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                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                               PAGE

2.7      SEVERABILITY............................................................................................15

2.8      ENTIRE AGREEMENT........................................................................................15

2.9      MODIFICATIONS AND AMENDMENTS............................................................................15

2.10     ADDITIONAL REGISTRATION RIGHTS..........................................................................16

EXHIBIT A - HOLDERS

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         THIS THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the
"Agreement") is made as of the 30th day of March, 2000 by and among Kosan Biosciences Incorporated, a California corporation (the "Company") and the persons and entities listed on EXHIBIT A attached hereto. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in
Section 1.1 hereof.

         WHEREAS, concurrently with the execution and delivery of this Agreement, certain of the Holders are acquiring shares of the Company's Series C Preferred Stock pursuant to a Series C Preferred Stock Purchase Agreement of even date herewith (the "Series C Purchase Agreement");

         WHEREAS, the Company sold shares of its Series A Preferred Stock to certain of the Holders pursuant to a Series A Preferred Stock Purchase Agreement dated as of January 31, 1997 (the "Series A Purchase Agreement");

         WHEREAS, in connection with the Series A Purchase Agreement, the Company and certain of the Holders entered into an Amended and Restated Registration Rights Agreement dated as of January 31, 1997, pursuant to which the Company granted such Holders certain registration rights with respect to the Company's Common Stock to be acquired upon the conversion of the Series A Preferred Stock;

         WHEREAS, the Company sold shares of its Series B Preferred Stock to certain of the Holders pursuant to a Series B Preferred Stock Purchase Agreement dated as of April 3, 1998 (the "Series B Purchase Agreement");

         WHEREAS, in connection with the Series B Purchase Agreement, the Company and certain of the Holders entered into a Second Amended and Restated Registration Rights Agreement dated as of April 3, 1998 (the "Prior Registration Rights Agreement"), pursuant to which the Company granted such Holders certain registration rights with respect to the Company's Common Stock to be acquired upon the conversion of the Series B Preferred Stock;

         WHEREAS, the Company wishes to amend and restate the Prior Registration Rights Agreement to grant to those persons and entities that are purchasing Series C Preferred Stock pursuant to the Series C Purchase Agreement certain registration rights with respect to the Company's Common Stock; and

         WHEREAS, pursuant to Section 2.9 of the Prior Registration Rights Agreement, the Prior Registration Rights Agreement may be modified or amended only with the written consent of the Company and the Holders (as such term is defined in the Prior Registration Rights Agreement) holding at least seventy percent (70%) of the Registrable Securities (as such term is defined in the Prior Registration Rights Agreement) then subject to the Prior Registration Rights Agreement, and those persons and entities listed on the signature pages hereof constitute the Holders of at least seventy percent (70%) of the Registrable Securities now subject to the Prior Registration Rights Agreement.

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         NOW, THEREFORE, the parties agree as follows:

                                   SECTION 1
                 RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
                         COMPLIANCE WITH SECURITIES ACT

         1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

         "AFFILIATE" shall mean any person controlling, controlled by or under common control with another person. "Control" shall mean the right to direct the management or policies of the person or to elect or appoint a majority of its managerial body (such as the board of directors of a corporation, the managers of a limited liability company, the general partners of a partnership, the trustees of a trust, etc.), or the ownership of more than 50% of the equity interests of the person. "Person" shall mean any individual, corporation, company, partnership, trust, association or other legal entity.

         "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "CONVERSION SHARES" shall mean the shares of the Company's Common Stock issued or issuable upon the conversion of Shares that are convertible securities.

         "HOLDER" shall mean any holder of Registrable Securities listed on EXHIBIT A, including any person holding Registrable Securities to whom the rights under this Section 1 have been transferred in accordance with Section
1.13 hereof.

         "INITIATING HOLDERS" shall mean any Holders of at least twenty-five (25%) of the Registrable Securities.

         "REGISTRABLE SECURITIES" means (i) Conversion Shares and (ii) any Common Stock of the Company issued or issuable with respect to such Conversion Shares upon any stock split, stock dividend, recapitalization or similar event or any Common Stock otherwise issued with respect to the such shares; PROVIDED, HOWEVER, that Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold (other than pursuant to Section 1.13 hereof) after the Company's Common Stock is registered under the Securities Exchange Act of 1934, as amended, in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Rule 144 thereof (or any comparable exemption) so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

         "RESTRICTED SECURITIES" shall mean the Shares and the Conversion
Shares.


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         The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

         "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 1.5, 1.6 and 1.7 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by any of the Holders and all fees and disbursements of counsel for such Holders (as limited by Section 1.8).

         "SHARES" shall mean the shares of the Company's Common Stock, the shares of the Company's Series A Preferred Stock, the shares of the Company's Series B Preferred Stock and the shares of the Company's Series C Preferred Stock, in each case listed opposite the name of each Holder on EXHIBIT A attached hereto.

         References in this Section 1 to the Company's "commercially reasonable efforts" with respect to a registration shall not be construed so as to permit the Company to delay or refuse to undertake a registration due to the (i) expense to the Company of such registration, (ii) timing of such registration, or (iii) involvement of the Company's management or other resources in such registration.

         1.2 RESTRICTIONS ON TRANSFERABILITY. The Restricted Securities shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 1, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder will cause any proposed purchaser, assignee, transferee or pledgee of any of the Restricted Securities, to agree to take and hold such Restricted Securities subject to the provisions and upon the conditions specified in this Section 1, including without limitation those imposed upon Holders under Section 1.13.

         1.3 RESTRICTIVE LEGENDS.



         (a) Each certificate representing (i) the Shares, (ii) the Conversion Shares and (iii) any other securities issued in respect of the Shares or the Conversion Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 1.4 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):


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                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED
                  FOR INVESTMENT AND NOT FOR DISTRIBUTION, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER SUCH ACT UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR UNLESS THE SALE IS OTHERWISE EXEMPT FROM REGISTRATION. UNLESS SUCH SHARES ARE SOLD PURSUANT TO RULE 144 OF THE SECURITIES ACT, THE COMPANY MAY REQUEST A WRITTEN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL ARE ACCEPTABLE TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH ANY SUCH SALE, PLEDGE OR HYPOTHECATION OR OTHER TRANSFER. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE, HYPOTHECATION OR OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

         (b) Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 1.

         1.4 NOTICE OF PROPOSED TRANSFERS. Each Holder by acceptance of Restricted Securities agrees to comply in all respects with the provisions of this Section 1.4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail and, if the Company reasonably so requests, shall be accompanied at such holder's expense by either (i) an opinion of legal counsel which shall be reasonably satisfactory to the Company, which opinion shall be addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate or other writing evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in
Section 1.3 above, except that


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such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provisions of the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144. Notwithstanding the provisions of this Section 1.4, no such opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Holder's or Affiliate's family member or to a trust for the benefit of an individual Holder, provided, that in all cases the transferee will be subject to the terms of this Section 1.4 to the same extent as if such transferee were an original Holder hereunder.

         1.5 REQUESTED REGISTRATION.

         (a) REQUEST FOR REGISTRATION. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to the Registrable Securities, the anticipated aggregate offering price of which is at least $5,000,000, the Company will:

                  (i) promptly give written notice of the proposed registration, qualification or compliance to all other holders of Registrable Securities; and

                  (ii) as soon as practicable, use its commercially reasonable efforts to effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder joining in such request as are specified in a written request received by the Company within thirty (30) days after receipt of such written notice from the Company; PROVIDED, HOWEVER, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.5:

                                    (A) In any particular jurisdiction in which
the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                                    (B) prior to the earlier of twelve (12)
months from the date of this Agreement or one hundred and eighty (180) days immediately following the effective date of the registration statement pertaining to a firm commitment underwritten initial public offering of securities of the Company;


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                                    (C) beginning at any time when the Company
delivers notice to the holders of Registrable Securities within thirty (30) days of any registration request of its bona fide intention to file a registration statement with the Commission pertaining to a firm commitment underwritten initial public offering of securities of the Company within ninety (90) days of such request and ending on the earlier of the abandonment or consummation of such offering;

                                    (D) during the one hundred and eighty (180)
days immediately following the effective date of the registration statement pertaining to a firm commitment underwritten initial public offering of securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan);

                                    (E) after the Company has effected three
such registrations pursuant to this subparagraph 1.5(a), such registrations have been declared or ordered effective and the securities offered pursuant to such registrations have been sold; or

                                    (F) if the Company shall furnish to Holders
a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, provided that the Company's obligation to use its best efforts to register, qualify or comply under this Section 1.5 shall be deferred for a period not to exceed ninety (90) days, and provided, further, that the Company shall not exercise its right under this clause to defer such obligation more than once in any twelve (12) month period.

         Subject to the foregoing clauses (A) through (F), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

                  (b) UNDERWRITING. In the event that the Initiating Holders intend to distribute their Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this Section 1.5 and the Company shall so advise the Holders as part of the notice given pursuant to Section 1.5(a)(i). In such event, the right of any Holder to registration pursuant to Section 1.5 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 1.5(b) and the inclusion of such holder's Registrable Securities in the underwriting to the extent requested and to the extent provided herein.

         The Company (together with all Holders proposing to distribute their securities through such underwriting) shall, upon request by the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders (which managing underwriter shall be reasonably acceptable to the Company), enter into any reasonable agreement requested by the managing underwriter in connection with the offering including, but not limited to, an underwriting agreement in customary form with the managing underwriter. Notwithstanding any other provision of this Section 1.5, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit or exclude the securities to be included in such registration by any Holder exercising its rights pursuant to this Section 1.5; provided that if any exclusion or limitation of securities is so required, the securities to be included

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

shall be apportioned as follows: first, among the Holders of Registrable Securities participating in such registration pursuant to the exercise of their rights in this Section 1.5 in proportion to the number of shares of Registrable Securities held by such Holders, second, to the Company, and third, to any other holders of securities of the Company entitled to participate and participating in such registration ("Other Holders") in proportion to the number of shares of the Company's Common Stock (or equivalents thereof) held by such Other Holders. No securities or Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

         If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to ninety (90) days after the effective date of such registration; PROVIDED, HOWEVER, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securi ties in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 1.5(b).

         1.6 COMPANY REGISTRATION.

                  (a) NOTICE OF REGISTRATION. If at any time or from time to time the Company shall determine to register any of its securities in connection with the sale thereof for cash, either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

                           (A) promptly give to each Holder written notice
thereof; and

                           (B) include in such registration (and any related
qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within thirty (30) days after receipt of such written notice from the Company by any Holder.

                  (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.6(a)(i). In such event, the right of any Holder to registration pursuant to Section 1.6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company (or by the holders who have demanded such registration). Notwithstanding any other provision of this Section 1.6, if the managing underwriter determines that

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

marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit or exclude the Registrable Securities to be included in such registration prior to the exclusion from such registration of any securities to be sold by the Company or any party exercising demand registration rights with respect to such registration; provided that if any exclusion or limitation of Registrable Securities is so required, the securities to be included shall be apportioned as follows: first, to the Company, second, among the Holders of Registrable Securities participating in such registration in proportion to the number of shares of Registrable Securities held by such Holders, and third, among any Other Holders of securities of the Company entitled to participate and participating in such registration in proportion to the number of shares of the Company's Common Stock (or equivalents thereof) held by such Other Holders. In no event will shares of any Other Holders be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than seventy percent (70%) of the Registrable Securities proposed to be sold in the offering. If any Holder or Other Holder dis approves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. All priorities with respect to demand registrations shall be governed by Section
1.5 hereof.

                  (c) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by the Company under this Section 1.6 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

         1.7 REGISTRATION ON FORM S-3.

                  (a) If any Holder requests that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the anticipated aggregate offering price of not less than $2,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its commercially reasonable efforts to cause such Registrable Securities to be registered for the offering on such form; PROVIDED, HOWEVER, that the Company shall not be required to effect more than two such registration pursuant to this Section 1.7 in any twelve-month period. The Company will (i) promptly give written notice of the proposed registration to all other Holders and (ii) as soon as practicable, use its commercially reasonable efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within thirty (30) days after receipt of such written notice from the Company. If the registration is for a public offering involving an underwriting, the substantive provisions of Sec tion 1.5(b) shall be applicable to each registration initiated under this Section 1.7.

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

                  (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 1.7: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
(ii) beginning at any time when the Company delivers notice to the Holders of the Company's bona fide intention to effect the filing of a registration statement (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities) with the Commission within ninety (90) days of such notice and ending on the earlier of the abandonment or consummation of such offering;
(iii) during the period starting with the date forty-five (45) days prior to the filing of, and ending on a date sixty (60) days following the effective date of, a registration statement (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (iv) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future or for any disclosure to be made that, in the opinion of the Board of Directors duly advised by counsel, is required to be made in connection with the sale of Registrable Securities pursuant to such registration, provided that the Company's obligation to use its commercially reasonable efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file such registration by such Holder, and provided, further, that the Company shall not exercise its right under this clause to defer such obligation more than once in any twelve-month period.

1.8      EXPENSES OF REGISTRATION.


                  (a) All Registration Expenses incurred in connection with any registration pursuant to Sections 1.5 or 1.6, and the reasonable cost of one special legal counsel to represent all of the Holders together, shall be borne by the Company. All Registration Expenses incurred in connection with the first two registrations pursuant to Section 1.7, excluding the expense of counsel for the Holders, shall be borne by the Company. The Company shall not be required to pay the Registration Expenses of any registration proceeding begun pursuant to
Section 1.5 if the request for such registration has been subsequently withdrawn by the Initiating Holders, unless the Holders of at least seventy percent (70%) of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.5. Notwithstanding the foregoing, however, if at the time of the withdrawal the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, of which the Company had knowledge at the time of the request, then the Holders shall not be required to pay any of said Registration Expenses or to forfeit the right to one demand registration.

                  (b) All Selling Expenses incurred in connection with a registration pursuant to Section 1.7 shall be borne pro-rata by the Holder or Holders requesting the registration on Form S-3 according to the number of Registrable Securities in such registration.

                  (c) Notwithstanding the provisions of Section 1.8(a), if, as a condition of registration or qualification of any offering in any state or jurisdiction in which the Company or any underwriter determines in good faith that it wishes to offer securities registered in an offering to which this Agreement applies, it is required that offering expenses be allocated in a manner different from that provided in Section 1.8(a), the offering expenses shall be allocated in whatever permitted manner is most nearly in compliance with the provisions of this Agreement, so long as such allocation does not materially reduce the net proceeds received by any Holder.

         1.9 INDEMNIFICATION.

                  (a) To the extent permitted by law, the Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation (or alleged violation) by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse or pay for the account of each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred (as and when incurred) in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

                  (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the

Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse or pay for the account of the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred (as and when incurred) in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such-registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the liability of a Holder for indemnification under this Section 1.9(b) shall not exceed the net proceeds from the offering received by such Holder, unless such liability arises out of or is based on willful misconduct of such Holder.

                  (c) Each party entitled to indemnification under this
Section 1.9 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; PROVIDED, HOWEVER, that an Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 1 except to the extent that the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement (i) that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation, or (ii) that contains or requires any admission of fault on the part of an Indemnified Party. No Indemnifying Party shall be liable for indemnification hereunder with respect to any settlement or consent to judgment in connection with any claim or litigation to which these indemnification provisions apply that has been entered into without the prior consent of the Indemnifying Party (which consent will not be unreasonably withheld).

                  (d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the untrue statement (or alleged untrue statement) or omission (or alleged omission) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

                  (e) The obligations of the Company and the Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement pursuant to this Section 1.

         1.10 INFORMATION OF HOLDER; COPIES OF PROSPECTUS. Each Holder of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder, the Registrable Securities held by such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be required and typically provided by selling shareholders in a like situation in connection with any registration, qualification or compliance referred to in this Section 1. In connection with any such registration, the Company shall furnish to such Holder or Holders such numbers of copies as may be reasonably requested in order to facilitate the disposition of Registrable Securities owned by such Holder, of any prospectus or preliminary prospectus prepared in conformity with the Securities Act.

         1.11 OBLIGATIONS OF THE COMPANY. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as soon as practicable:

                  (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed.

                  (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to file a general consent to service of process in any such states or jurisdictions.

                  (d) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (e) Furnish to the Holders participating in such registration and, if applicable, to the underwriters of the securities being registered, such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus, accountant's comfort letters, opinions of counsel and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

                  (f) In the event of an underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (g) File such listing applications as may be reasonably necessary in connection with the sale of such Registrable Securities.

         1.12 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission, which may permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its commercially reasonable effort to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                  (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

                  (c) So long as a Holder owns any Restricted Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration; and

                  (d) Take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective.

         1.13 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted Holders under Sections 1.5, 1.6, and 1.7 may be assigned or otherwise conveyed to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder (together with any Affiliate) provided that such transfer may otherwise be effected in accordance with applicable securities laws, the Holder effecting such transfer shall comply with the requirements of Section 1.4 of this Agreement, the transferee shall agree to be bound by all of the provisions of this Section 1, such transfer does not violate any agreements by and among the Company and such Holders or any agreements among such Holders, and such transferee or assignee is a wholly owned subsidiary, constituent partner (including retired and limited partners) or Affiliate of such Holder, is any family member of any individual Holder, is a trust for the benefit of any individual Holder, or acquires from such Holder at least 150,000 shares of the Company's Registrable Securities subject to this Agreement (as adjusted for any stock split or combination), or a lesser amount provided such transferee or assignee acquires all of the shares of the Company's capital stock subject to this Agreement then held by such Holder, provided in each case that the Company is given written notice by such transferee at the time of said transfer stating the name and address of said transferee and said transferee's agreement to be bound by this Agreement.

         1.14 STANDOFF AGREEMENT. So long as the Company has complied in all material respects with the terms of this Agreement, each Holder agrees in connection with the firm commitment initial underwritten public offering of the Company's securities, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or such managing underwriters, provided that each of the Company's officers, directors and holders of at least one percent (1%) of the Company's voting securities shall have agreed to be bound by the same restrictions in connection with the Company's initial public offering.

                                   SECTION 2

                                 MISCELLANEOUS

         2.1 TRANSFER; SUCCESSORS AND ASSIGNS. Except as the transferability of rights is expressly limited herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         2.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the state of California as applied to agreements among California residents entered into and to be performed entirely within California.

         2.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         2.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         2.5 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed
(a) if to a Holder, at such address as such Holder shall have furnished to the Company in writing, or (b) if to the Company, at such address as the Company shall have furnished in writing to the Holder to the attention of the President. A notice shall be effective when actually delivered by hand or messenger, or, if to a domestic addressee, five (5) business days after deposit in the mail as aforesaid, or, if to an international addressee, sent by express messenger specifying not more than three days' delivery.

         2.6 TERMINATION. This Agreement shall terminate with respect to any Holder when such Holder may sell all of its Registrable Securities under Rule 144 without limitation as to volume.

         2.7 SEVERABILITY. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

         2.8 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

         2.9 MODIFICATIONS AND AMENDMENTS. This Agreement may be modified or amended only with the written consent of the Company and the Holders holding at least seventy percent (70%) of the Registrable Securities then subject to this Agreement. Any waiver by a party of its rights hereunder shall be effective only if evidenced by a written instrument executed by such party. In no event shall such waiver of any rights hereunder constitute the waiver of such rights in any future instance unless the waiver so specifies in writing. Each Holder acknowledges that by the operation of this Section 2.9 the Holders of seventy percent (70%) of the Registrable Securities interests may have the right and power to diminish or eliminate all rights of such Holder under this Agreement. Each Holder agrees that its consent to amend this Agreement shall not be required in the event the Company desires to amend this Agreement to include in the definition of Holder suppliers, lessors or commercial lending institutions that acquire Registrable Securities after the date hereof, so long as the rights so granted are not inconsistent with or superior to any rights granted to the Holders under this Agreement.

         2.10 ADDITIONAL REGISTRATION RIGHTS. Without the prior written consent of the Holders of at least seventy percent (70%) of the Registrable Securities, the Company shall not grant registration rights other than in compliance with
Section 2.9 above and shall not enter into any agreement with respect to registration rights that is inconsistent with the terms of this Agreement.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Registration Rights Agreement as of the date first above written.

"COMPANY"                            KOSAN BIOSCIENCES INCORPORATED

                                     By:    /s/ Daniel V. Santi
                                            ------------------------------

                                     Title:  Chief Executive Officer
                                            ------------------------------


(Signature Page to the Third Amended and Restated Registration Rights Agreement)

"HOLDERS"                         ALTA CALIFORNIA PARTNERS, L.P.

                                  By: Alta California Management Partners, L.P.

                                  By:   /s/ Jean Deleage
                                        ------------------------------
                                  Title: General Partner


                                  ALTA EMBARCADERO PARTNERS, LLC

                                  By:   /s/ Jean Deleage
                                        ------------------------------
                                  Title: Member


(Signature Page to the Third Amended and Restated Registration Rights Agreement)

                                  CV SOFINNOVA VENTURE PARTNERS III

                                  By: Sofinnova Management L.P.

                                  By:   /s/ Michael F. Powell
                                        ------------------------------

                                  Title: Managing Director
                                        ------------------------------
                                         Sofinnova Management III, LLC
                                         (General Partner)



                                  SOFINNOVA CAPITAL II  F.C.P.R.

                                  By:   /s/ Michael F. Powell
                                        ------------------------------

                                  Title:
                                        ------------------------------


(Signature Page to the Third Amended and Restated Registration Rights Agreement)

                                  WALDEN EDB PARTNERS, L.P.

                                  By:  Walden Management, L.P., General Partner

                                  By:   /s/ Lip Bu Tan
                                        ------------------------------

                                  Title: General Partner
                                        ------------------------------


                                  WALDEN TECHNOLOGY VENTURES II, L.P.

                                  By:  Walden Technology Partners, L.P.,
                                  General Partner

                                  By:   [ILLEGIBLE]
                                        ------------------------------

                                  Title: General Partner
                                        ------------------------------


                                  WALDEN-SBIC, L.P.

                                  By:   [ILLEGIBLE]
                                        ------------------------------

                                  Title: General Partner
                                        ------------------------------


                                  WALDEN EDB PARTNERS II, L.P.

                                  By:  Walden Management LLC, General Partner

                                  By:   /s/ Lip Bu Tan
                                        ------------------------------

                                  Title: General Partner
                                        ------------------------------

(Signature Page to the Third Amended and Restated Registration Rights Agreement)

                                  THE GOLDMAN SACHS GROUP, INC.

                                  By:   /s/ Eric M. Mindich
                                        ------------------------------

                                  By:
                                        ------------------------------

                                  Title: Attorney-in-Fact
                                        ------------------------------


(Signature Page to the Third Amended and Restated Registration Rights Agreement)

                                  LOMBARD ODIER & CIE

                                  By:   /s/ Carmela Gokok
                                        ------------------------------

                                  Title: Assistant Vice President
                                        ------------------------------


                                  By:   /s/ Alexander Meyer
                                        ------------------------------

                                  Title: Assistant Vice President
                                        ------------------------------

(Signature Page to the Third Amended and Restated Registration Rights Agreement)

                                  S.R. ONE, LIMITED

                                  By:
                                        ------------------------------

                                  By:   /s/ Raymond Whitaker
                                        ------------------------------

                                  Title: Vice President
                                        ------------------------------


(Signature Page to the Third Amended and Restated Registration Rights Agreement)

                                  /s/ Daniel V. Santi
                                  ------------------------------
                                  DANIEL V. SANTI


(Signature Page to the Third Amended and Restated Registration Rights Agreement)

                                  AG-BIOTECH CAPITAL, LLC

                                  By:   Veridian Management, LLC
                                        ------------------------------

                                  By:   /s/ Helene S. Cohen
                                        ------------------------------

                                  Title: President/Manager
                                        ------------------------------

(Signature Page to the Third Amended and Restated Registration Rights Agreement)

                                     DEUTSCHE ASSET MANAGEMENT (NAVAP)

                                     By:   [ILLEGIBLE]
                                           -------------------------------

                                     Title:[ILLEGIBLE]
                                           -------------------------------
                                            DEUTSCHE ASSET MANAGEMENT
                                            INVESTMENT GESELLSCHAFT mbtt

                                     DEUTSCHE VERMOEGENSBILDUNGS
                                     GESELLSCHAFT m.b.H.

                                     By:   /s/ Daniel Endrikat
                                           -------------------------------
                                           Daniel Endrikat

                                     Title:
                                           -------------------------------


(Signature Page to the Third Amended and Restated Registration Rights Agreement)

                                     THE FRANKLIN BIOTECHNOLOGY DISCOVERY FUND

                                     By:
                                           -------------------------------

                                     By:   /s/ Murray L. Simpson
                                           -------------------------------

                                     Title: Vice President
                                           -------------------------------


(Signature Page to the Third Amended and Restated Registration Rights Agreement)

                                     INVEMED FUND, L.P.

                                     By:
                                           -------------------------------

                                     By:   /s/ Cristina H. Kepner
                                           -------------------------------

                                     Title:Executive Vice President of Invemed
                                           -------------------------------
                                           Associates LLC and General Partner
                                           of Invemed Fund, L.P.

(Signature Page to the Third Amended and Restated Registration Rights Agreement)

                                     CRISTINA H. KEPNER
                                     /s/ Cristina H. Kepner
                                     -------------------------------------


(Signature Page to the Third Amended and Restated Registration Rights Agreement)

                                     G. ALLEN MEBANE
                                     /s/ G. Allen Mebane
                                     -------------------------------------


(Signature Page to the Third Amended and Restated Registration Rights Agreement)

                                     THOMAS TEAGUE
                                     /s/ Thomas Teague by [ILLEGIBLE]
                                     -------------------------------------
                                     Attorney-in-Fact

(Signature Page to the Third Amended and Restated Registration Rights Agreement)

                                     BRUCE M. LANGONE
                                     /s/ Bruce M. Langone
                                     -------------------------------------


(Signature Page to the Third Amended and Restated Registration Rights Agreement)

                                     JAMES MCGIBBON
                                     /s/ James McGibbon
                                     -------------------------------------


(Signature Page to the Third Amended and Restated Registration Rights Agreement)

                                     ED HERLIHY
                                     /s/ Ed Herlihy
                                     -------------------------------------


(Signature Page to the Third Amended and Restated Registration Rights Agreement)

                                     KENNETH LANGONE
                                     /s/ Kenneth Langone
                                     -------------------------------------


(Signature Page to the Third Amended and Restated Registration Rights Agreement)

                                     JOHN BARAN
                                     /s/ John Baran
                                     -------------------------------------


(Signature Page to the Third Amended and Restated Registration Rights Agreement)

                                     BALDWIN SMITH, JR.
                                     /s/ Baldwin Smith, Jr.
                                     -------------------------------------


(Signature Page to the Third Amended and Restated Registration Rights Agreement)

                                     ADAM CHIN
                                     /s/ Adam Chin
                                     -------------------------------------


(Signature Page to the Third Amended and Restated Registration Rights Agreement)

                                     ANDREW R. TAUSSIG
                                     /s/ Andrew R. Taussig
                                     -------------------------------------


(Signature Page to the Third Amended and Restated Registration Rights Agreement)

                                     VIREN MEHTA
                                     /S/ Viren Mehta
                                     -------------------------------------


(Signature Page to the Third Amended and Restated Registration Rights Agreement)

                                    EXHIBIT A
                                     HOLDERS

                    "HOLDER"                                                  "REGISTRABLE SECURITIES"
-------------------------------------------------   ---------------------------------------------------------------------
                                                                            SERIES A         SERIES B          SERIES C
                                                           COMMON           PREFERRED        PREFERRED         PREFERRED
                                                           STOCK             STOCK            STOCK             STOCK
                                                        -----------       -------------    -------------     -------------
Alta California Partners, L.P.                             52,263            462,968          237,009            23,654

Alta Embarcadero Partners, LLC                              1,552             13,224            5,415               540

Chiron Corporation                                         35,877            238,096                0                 0

Daniel V. Santi                                           216,498            229,761           24,244                 0

Chaitan Khosla                                             22,857              7,413                0                 0

Walden-SBIC, L.P.                                               0            178,572           24,793             5,499

Walden Technology Ventures II, L.P.                             0             35,714            4,960             1,100

Walden EDB Partners, L.P.                                       0             47,619            6,611             1,466

CV Sofinnova Venture Partners III                               0            190,476           24,242                 0

Sofinnova Capital II F.C.P.R.                                   0                  0           36,364                 0

Parvin Anand                                                1,794             11,905                0                 0

Joseph T. Fitzpatrick, Trustee of the Joseph T.
Fitzpatrick Trust U/A/D 9/8/88                                717              4,762                0                 0

Jeffrey A. Golden                                             538              3,572                0                 0

John F. Hamilton and Carol Leonard,
as community property                                         538              3,572                0                 0

Kathryn M. Ivanetich                                          179              1,191                0                 0


                    "HOLDER"                                                  "REGISTRABLE SECURITIES"
-------------------------------------------------   ---------------------------------------------------------------------
                                                                            SERIES A         SERIES B          SERIES C
                                                           COMMON           PREFERRED        PREFERRED         PREFERRED
                                                           STOCK             STOCK            STOCK             STOCK
                                                        -----------       -------------    -------------     -------------
Jacobson, Silverstein, Winslow Architects                     359              2,381                0                 0

George Robert Johnson                                         359              2,381                0                 0

Deborah Kass                                                  359              2,381                0                 0

James Huger Richardson                                        538              3,572                0                 0

Kathy Houser Richardson                                       359              2,381                0                 0

Howard J. Schaeffer                                           359              2,381                0                 0

Robert M. Stroud                                              359              2,381                0                 0

WS Investment Company '96A                                    717              4,762                0                 0

The Goldman Sachs Group, Inc.
One New York Plaza, 50th Floor
New York, NY  10004
Attn:  Robert Granovsky
WITH A COPY TO:
The Goldman Sachs Group, Inc.
One New York Plaza, 37th Floor
New York, NY  10004
Attn: John Berton                                               0                  0          303,030                 0

Lombard Odier & Cie                                             0                  0          363,636            58,065

S.R. One, Limited                                               0                  0          303,030            16,129

Ag-Biotech Capital, LLC                                         0                  0          484,848            16,129

Deutsche Asset Management                                       0                  0                0           161,291

Deutsche Vermoegensbildungs Gesellschaft m.b.H.                                                                  96,774

The Franklin Biotechnology Discovery Fund                       0                 0                 0           387,097


                    "HOLDER"                                                  "REGISTRABLE SECURITIES"
-------------------------------------------------   ---------------------------------------------------------------------
                                                                            SERIES A         SERIES B          SERIES C
                                                           COMMON           PREFERRED        PREFERRED         PREFERRED
                                                           STOCK             STOCK            STOCK             STOCK
                                                        -----------       -------------    -------------     -------------
Invemed Fund, L.P.                                              0                 0                 0           12,904

Cristina H. Kepner                                              0                 0                 0            2,420

G. Allen Mebane                                                 0                 0                 0              806

Thomas Teague                                                   0                 0                 0              645

Bruce M. Langone                                                0                 0                 0              806

James McGibbon                                                  0                 0                 0              968

Ed Herlihy                                                      0                 0                 0              806

Kenneth Langone                                                 0                 0                 0            8,873

John Baran                                                      0                 0                 0              806

Baldwin Smith, Jr.                                              0                 0                 0              806

Adam Chin                                                       0                 0                 0              806

Andrew R. Taussig                                               0                 0                 0            1,612

Viren Mehta                                                     0                  0                0            3,226

                                           TOTAL          336,222          1,451,195        1,818,182          803,228
                                                          =======          =========        =========          =======